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                                                                    Exhibit 3(b)

                        [SUTHERLAND ASBILL & BRENNAN LLP]



STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
Internet: sroth@sablaw.com



                               September 14, 2000


VIA EDGAR
---------

Board of Directors
GE Life and Annuity Assurance
  Company
6610 West Broad Street
Richmond, VA 23230

          Re:   GE Life & Annuity Separate Account II
                -------------------------------------

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account II for certain flexible premium variable life insurance contracts (File No. 333-40820). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              SUTHERLAND ASBILL & BRENNAN LLP


                              By:  /s/Stephen E. Roth
                                   ------------------
                                      Stephen E. Roth